CARMAX REPORTS FIRST QUARTER RESULTS
                      ------------------------------------

                      Releases Second Quarter Expectations
                      ------------------------------------

Richmond, Va., June 17, 2004 - CarMax, Inc. (NYSE: KMX) today reported results for the fiscal 2005 first quarter ended May 31, 2004.

 o Total sales increased 13% to $1.32 billion from $1.17 billion in the first quarter of last year.

 o Net earnings were $35.3 million, or 33 cents per share, compared with $35.3 million, or 34 cents per share, in last year's first quarter.

 o For the second quarter of fiscal 2005 ending August 31, 2004, CarMax expects comparable store used unit sales performance in the range of -5% to +1%, and earnings per share in the range of 30 cents to 35 cents.


Sales Components
----------------

(In millions)                                 Three Months Ended May 31 (1)
                                         ---------------------------------------
                                            2004           2003          Change
                                            ----           ----          ------
Used vehicle sales..................      $   985.4      $   890.1          11%
New vehicle sales...................          136.8          136.4           0%
Wholesale vehicle sales.............          156.9          100.7          56%
Other sales and revenues (2)........           46.0           45.6           1%
                                          ---------    -----------
Net sales and operating
    revenues........................       $1,325.0       $1,172.8          13%
                                           ========       ========

(1) Percent calculations and amounts shown are based on amounts presented on the attached consolidated statements of earnings and may not sum due to rounding.
(2) Other sales and revenues include extended warranty revenues, service department sales, third-party finance fees, and, in the first quarter of fiscal 2004, appraisal purchase processing fees. The use of appraisal purchase processing fees was phased out during the first half of fiscal 2004.





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Retail Vehicle Sales Changes
----------------------------
                                                                                Three Months Ended
                                                                                      May 31
                                                                           -----------------------------
                                                                               2004           2003
                                                                               ----           ----
Comparable store vehicle sales:
-------------------------------
     Used vehicle units...........................................              (3)%          10%
     New vehicle units............................................              11 %           3%
     Total .......................................................              (2)%           9%

     Used vehicle dollars.........................................               0 %           9%
     New vehicle dollars..........................................              12 %           3%
     Total .......................................................               2 %           8%

Total vehicle sales:
--------------------
     Used vehicle units...........................................               7 %          23%
     New vehicle units............................................              (1)%           3%
     Total .......................................................               7 %          21%

     Used vehicle dollars.........................................              11 %          21%
     New vehicle dollars..........................................               0 %           3%
     Total .......................................................               9 %          18%


Earnings Highlights
-------------------

(In millions except per share data)                               Three Months Ended May 31 (1)
                                                           ---------------------------------------------
                                                                 2004           2003          Change
                                                                 ----           ----          ------
Net earnings.........................................            $35.3          $35.3           0 %
Diluted weighted average shares outstanding..........            105.8          104.8           1 %
Net earnings per share ..............................            $0.33          $0.34          (3)%

(1) All per share amounts are presented on a fully diluted basis.


Gross Profit Margin
-------------------
                                                                 Three Months Ended May 31
                                                    ----------------------------------------------------
                                                               2004                      2003
                                                               ----                      ----
                                                          % (1)    $/unit (2)      % (1)    $/unit (2)
                                                          -----    ----------      -----    ----------
Used vehicle gross profit margin................         11.8%        $1,864       11.1%       $1,699
New vehicle gross profit margin.................          3.5%        $  828        3.7%       $  861
Total retail vehicle gross profit margin........         10.8%        $1,775       10.1%       $1,622

Wholesale vehicle gross profit margin...........         11.6%        $  439        9.5%       $  332

Other gross profit margin.......................         61.0%        $  412       75.8%       $  540

Total gross profit margin.......................         12.6%        $2,452       12.6%       $2,312

(1) Calculated as a percentage of its respective sales or revenue.
(2) Calculated as category gross profit dollars divided by the respective units sold, except the other and the total categories, which are divided by total retail units sold.

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Selected Operating Ratios
-------------------------
(In millions)                                                    Three Months Ended May 31
                                                    ----------------------------------------------------
                                                          2004        % (1)         2003       % (1)
                                                          ----        -----         ----       -----

Net sales and operating revenues................        $1,325.0      100.0%      $1,172.8     100.0%
Gross profit....................................        $  167.2       12.6%      $  147.8      12.6%
CarMax Auto Finance income......................        $   21.8        1.6%      $   25.7       2.2%
Selling, general, and administrative expenses...        $  130.7        9.9%      $  115.6       9.9%
Operating profit (EBIT) (2) ....................        $   58.4        4.4%      $   58.0       4.9%
Net earnings....................................        $   35.3        2.7%      $   35.3       3.0%

(1) Calculated as the ratio of the applicable amount to net sales and operating revenues.
(2) Operating profit equals earnings before interest and income taxes.


BUSINESS PERFORMANCE REVIEW

Overview. "Although we were quite disappointed with our used car sales
---------
performance for the quarter, we were pleased to be able to achieve net earnings in line with our originally projected range," said Austin Ligon, president and chief executive officer. "Nonetheless, we continue to see considerable volatility in our used car sales and take a very cautious outlook toward the second quarter."

Sales. "This quarter's shortfall in used unit sales was partially offset by
------
higher-than-expected wholesale sales, driven in large part by an increase in the rate of appraisal purchases completed per appraisal offers made," said Ligon. "Last year we enhanced our systems support for buyers and the process that our sales consultants use to deliver an appraisal to a customer. We believe that these process and systems enhancements have contributed to the continuing increase in our buy rate.

"Our new car comp sales showed strong increases, exceeding the national performance of three brands we represent: DaimlerChrysler, Nissan, and Toyota," Ligon continued. "Manufacturers' heavy advertising in May supported all of our new car brands, which is usual for the season. Overall, our new car sales were flat, reflecting the fact that we disposed of four franchises last year.

"Sales in our `other' category were relatively flat, reflecting the change in our appraisal cost recovery (ACR) process that we made beginning in last year's second quarter, offset by an increase in service sales," Ligon said. Previously, the company had charged an appraisal purchase processing fee to customers from whom it bought vehicles to cover the expense of the appraisal, buying, and wholesaling operations. This fee was reported in other revenue. The company now recovers these expenses by factoring the costs into the purchase offers made. The appraisal purchase processing fee was phased out in the second quarter of last fiscal year.

Margins. "Used car gross margin dollars per unit increased, reflecting our ACR
--------
methodology change as it has in the last three quarters," said Ligon. "Absent the ACR change, used car gross margin dollars per unit were flat. We were able to hold margin in used cars despite our pricing tests during the quarter. The wholesale margin increase also reflects the ACR change, as well as the firmness in wholesale pricing during the quarter. The lower margins in other revenue resulted from the ACR change and from somewhat lower service margins."

CarMax Auto Finance. "As we expected, CAF gain spreads were at more normal
--------------------
levels than the excess spreads we recorded in last year's first quarter," said Ligon. "In May, we repurchased the remaining outstanding receivables in the 2001-1 public securitization and sold them into the warehouse facility. As is

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usual with auto loan securitizations, we exercised our option to call the notes when outstanding receivables reached 10% of the original pool balance. We recognized an EPS benefit of approximately 1 cent because of the difference between the original cost of funds of these receivables -- which were originated in a higher interest rate market -- and today's funding costs. The gain on loans originated during the quarter was 3.8% and reflected an approximate 100-basis-point rise in our cost of funds, primarily during the second half of the quarter, that was only partially offset by increases in our rates to customers. The majority of the difference between 3.8% and the gain we will report of 3.5% is due to the effect of our calling the 2001-1 securitization. For the year, we continue to expect that CAF gain spreads will be slightly below the mid-point of the 3.5 to 4.5% normalized range."

SG&A Ratio. "Our first quarter SG&A ratio was consistent with last year's first
-----------
quarter at 9.9%, despite the deleveraging effect of negative used unit comps," Ligon said. "The quarter benefited from shifts in the timing of certain planned spending - such as relocation expense and other expenses associated with our store growth. We expect to incur a portion of these expenses later in the year."

SECOND QUARTER EXPECTATIONS

o       Comparable store used unit performance: A range of -5% to +1%.

o       Earnings per share: A range of 30 cents to 35 cents.

"The midpoint of the second-quarter comp range estimate assumes that for the rest of the quarter, the sales environment remains as volatile as we encountered in April and May," Ligon said. "We have chosen to provide significantly wider ranges for the second quarter's comp unit performance and EPS expectations because the sales volatility we continue to experience is making forecasting even more difficult than usual. We also have chosen not to provide our outlook for the second half of the year until we see a more consistent trend that would allow us to issue an updated forecast."

CONFERENCE CALL INFORMATION

CarMax will host a conference call for investors at 10:00 a.m. Eastern time today, June 17, 2004. Domestic investors may access the call at 1-888-298-3261 (conference I.D.:7927752). International investors should dial 1-706-679-7457 (conference I.D.:7927752). A live Web cast of the call will be available on the company's investor information home page at http://investor.carmax.com or at www.streetevents.com.

A replay of the call will be available beginning at approximately 2:00 p.m. Eastern time on June 17 and will run through midnight, June 24, 2004. Domestic investors may access the recording at 1-800-642-1687 (conference I.D.:7927752) and international investors at 1-706-645-9291 (conference I.D.:7927752). A replay of the call also will be available on the company's investor information home page or at www.streetevents.com.

ABOUT CARMAX

CarMax, a Fortune 500 company, is the nation's leading specialty retailer of used cars. Headquartered in Richmond, Va., CarMax currently operates 53 used car superstores in 25 markets. CarMax also operates 12 new car franchises, all of which are integrated or co-located with its used car superstores. During the twelve month period ended May 31, 2004, the company sold 228,407 used cars, which is 91 percent of the total 250,009 vehicles the company sold during that period. For more information, access the CarMax Web site at www.carmax.com.


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FORWARD-LOOKING STATEMENTS

The company cautions readers that the statements in this release about the company's future business plans, operations, opportunities, or prospects, including without limitation any statements or factors regarding expected sales, margins, or earnings, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on management's current knowledge and assumptions about future events and involve risks and uncertainties that could cause actual results to differ materially from anticipated results. For more details on factors that could affect expectations, see the company's Annual Report on Form 10-K for the fiscal year ended February 29, 2004, and its quarterly or current reports as filed with or furnished to the Securities and Exchange Commission.

CONTACTS:

Investors and Financial Media:
     Dandy Barrett, Assistant Vice President, Investor Relations, (804) 935-4591 Celeste Gunter, Manager, Investor Relations, (804) 935-4597

General Media:
     Lisa VanRiper, Assistant Vice President, Public Affairs, (804) 935-4594










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                                       CARMAX, INC. AND SUBSIDIARIES
                                       -----------------------------
                             CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)
                             -----------------------------------------------
                                   (In thousands except per share data)


                                                                            Three Months Ended May 31
                                                                            -------------------------

                                                                      2004       %(1)      2003       %(1)
                                                                      ----       ----      ----       ----

         Sales and operating revenues:
               Used vehicle sales                                  $ 985,375     74.4   $ 890,142     75.9
               New vehicle sales                                     136,765     10.3     136,399     11.6
               Wholesale vehicle sales                               156,871     11.8     100,733      8.6
               Other sales and revenues                               45,979      3.5      45,561      3.9
                                                                   ---------  -------   ---------   ------
         Net sales and operating revenues                          1,324,990    100.0   1,172,835    100.0
         Cost of sales                                             1,157,760     87.4   1,025,064     87.4
                                                                   ---------  -------   ---------   ------
         Gross profit                                                167,230     12.6     147,771     12.6
         CarMax Auto Finance income                                   21,816      1.6      25,748      2.2
         Selling, general, and
               administrative expenses                               130,688      9.9     115,553      9.9
         Interest expense                                                493        -         754      0.1
         Interest income                                                  53        -         122        -
                                                                   ---------  -------   ---------   ------
         Earnings before income taxes                                 57,918      4.4      57,334      4.9
         Provision for income taxes                                   22,588      1.7      22,074      1.9
                                                                   ---------  -------   ---------   ------
         Net earnings                                              $  35,330      2.7   $  35,260      3.0
                                                                   =========  =======   =========   ======

         Weighted average common shares:
               Basic                                                 103,864              103,156
                                                                   =========            =========
               Diluted                                               105,774              104,762
                                                                   =========            =========


         Net earnings per share:
               Basic                                                   $0.34                $0.34
                                                                   =========            =========
               Diluted                                                 $0.33                $0.34
                                                                   =========            =========


         (1) Each percentage represents a ratio of the applicable amount to net sales and operating revenues. Percentages may not total due to rounding.




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                                       CARMAX, INC. AND SUBSIDIARIES
                                       -----------------------------
                                        CONSOLIDATED BALANCE SHEETS
                                        ---------------------------
                                              (In thousands)



                                                                             May 31                      February 29
                                                                     2004               2003                2004
                                                                -----------         -----------         -----------
                                                                           (Unaudited)
ASSETS
------
Current assets:
Cash and cash equivalents                                       $    61,676         $    32,029         $    61,643
Accounts receivable, net                                             92,624              73,940              72,358
Automobile loan receivables held for sale                            25,137              20,428              18,781
Retained interests in securitized receivables                       126,431             145,020             145,988
Inventory                                                           523,666             430,386             466,061
Prepaid expenses and other current assets                             6,959               8,464               8,650
                                                                -----------         -----------         -----------

Total current assets                                                836,493             710,267             773,481

Property and equipment, net                                         267,509             218,069             244,064
Deferred income taxes                                                     -               3,098                 185
Other assets                                                         19,255              20,218              19,287
                                                                -----------         -----------         -----------

TOTAL ASSETS                                                    $  1,123,257        $   951,652         $ 1,037,017
                                                                ============        ===========         ===========

LIABILITIES AND SHAREHOLDERS' EQUITY
------------------------------------
Current liabilities:
Accounts payable                                                $   156,408         $   139,824         $   145,517
Accrued expenses and other current liabilities                       50,226              47,125              55,674
Accrued income taxes                                                 21,891              16,136               4,050
Deferred income taxes                                                31,957              29,948              32,711
Short-term debt                                                      28,182              14,532               4,446
                                                                -----------         -----------         -----------

Total current liabilities                                           288,664             247,565             242,398

Long-term debt, excluding current installments                      100,000             100,000             100,000
Deferred revenue and other liabilities                               14,713              11,984              13,866
Deferred income taxes                                                   376                   -                   -
                                                                -----------         -----------         -----------

TOTAL LIABILITIES                                                   403,753             359,549             356,264

SHAREHOLDERS' EQUITY                                                719,504             592,103             680,753
                                                                -----------         -----------         -----------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                      $ 1,123,257         $   951,652         $ 1,037,017
                                                                ===========         ===========         ===========






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                                       CARMAX, INC. AND SUBSIDIARIES
                                       -----------------------------
                            CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
                            -------------------------------------------------
                                              (In thousands)

                                                                  Three Months Ended
                                                                                     May 31
                                                                           2004                  2003
                                                                         ---------             ---------
Operating Activities:
---------------------
Net earnings                                                               $35,330               $35,260
Adjustments to reconcile net earnings to net
    cash provided by operating activities:
    Depreciation and amortization                                            4,282                 4,063
    Amortization of restricted stock awards                                     31                    32
    Gain on disposition of assets                                              (62)                    -
    Provision for deferred income taxes                                       (193)               (6,974)
    Changes in operating assets and liabilities:
       Increase in accounts receivable, net                                (20,266)              (17,491)
       Increase in automobile loan receivables held for sale                (6,356)              (16,849)
       Decrease (increase) in retained interests in securitized
          receivables                                                       19,557               (10,004)
       (Increase) decrease in inventory                                    (57,605)               36,064
       Decrease in prepaid expenses and other
          current assets                                                     1,691                 4,172
       Decrease in other assets                                                 32                 1,423
       Increase in accounts payable, accrued expenses and
          other current liabilities, and accrued income taxes               25,336                41,856
       Increase in deferred revenue and other liabilities                      847                 1,080
                                                                        ----------            ----------
Net cash provided by operating activities                                    2,624                72,632
                                                                        ----------            ----------

Investing Activities:
---------------------
Purchases of property and equipment                                        (46,455)              (34,901)
Proceeds from sales of property and equipment                               18,790                     -
                                                                        ----------            ----------
Net cash used in investing activities                                      (27,665)              (34,901)
                                                                        ----------            ----------

Financing Activities:
---------------------
Increase (decrease) in short-term debt, net                                 23,736               (41,519)
Equity issuances, net                                                        1,338                 1,202
                                                                        ----------            ----------
Net cash provided by (used in) financing activities                         25,074               (40,317)
                                                                        ----------            -----------

Increase (decrease) in cash and cash equivalents                                33                (2,586)
Cash and cash equivalents at beginning of period                            61,643                34,615
                                                                        ----------            ----------
Cash and cash equivalents at end of period                                 $61,676               $32,029
                                                                        ==========            ==========

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